EXHIBIT 23.2

                       Consent of Independent Accountants



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                                                                  EXHIBIT 24.1




                      CONSENT OF McGLADREY & PULLEN, LLP



      We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated October 14, 1996 except for Note 18, as to which the date was October 17, 1996, appearing on page 14 of the annual report to shareholders of Green Street Financial Corp (the Company) for the year ended September 30, 1996, which is incorporated by reference in the annual report on Form 10-K of the Company for the year ended September 30, 1996.


                                    /s/ McGladrey & Pullen, LLP
                                    McGladrey & Pullen, LLP





Richmond, Virginia

August 26, 1997